UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2020

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2020, the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) adopted certain amendments to its amended and restated bylaws (the “Bylaws”).

Article II, Section 1 was amended to provide that the Company’s annual meeting of shareholders may be held at such place, within or without the State of Florida, virtually or otherwise, and at such hour as determined by the Board and allows the Board to adjourn, postpone or cancel any annual meeting. The Bylaws previously provided that the Board could designate any place, either within or without the State of Florida, to hold the annual meeting but did not specifically include the flexibility with respect to adjourning, postponing or cancelling the meeting.

Article II, Section 2 was amended to require that any notice of a special meeting include the purpose of the meeting and limits the meeting to such purpose and also provides that a special meeting may be called at the written request of the holders of shares representing not less than 50% of the voting power of the Company’s outstanding stock. The Bylaws did not previously require that the notice of a special meeting include a purpose and did not require a special meeting request to be in writing.

Article II, Section 3 now provides that notice may be delivered electronically and updated the specific notice requirements.

Article II, Section 4 was amended to allow a shareholder to waive notice of a meeting. The Bylaws did not previously allow for such waiver.

Article II, Section 6 was amended to provide that voting lists may be available for inspection at shareholder’s expense for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date. The Bylaws previously provided that the voting list could be inspected at any time.

Article II, Section 7 was amended to clarify the circumstances and process for adjourning a meeting in the event that there is not a quorum. The Bylaws did not previously provide such specificity.

Article II, Section 8 was amended to provide more detail regarding the appointment of proxies and the relevant voting power of proxies. The Bylaws did not previously provide such specificity.

Article II, Section 9 sets forth the voting entitlement of shares and provides greater specificity with respect to how corporate owners and other entities may vote their shares.

Article II, Section 10 was amended to provide that the presiding officer at each meeting of shareholders shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting. The Bylaws did not previously include such provisions.

Article III, Section 4 was amended to permit the Company’s Chief Executive Officer to call a special meeting. The Bylaws did not previously include this provision.

Article III, Section 5 was amended to provide that notice of any special meeting shall be given to the Directors at least twelve hours (three hours if the meeting is to be conducted by conference telephone) prior to the meeting by telephone or by being personally delivered, mailed or electronically delivered. The Bylaws previously required such notice to be delivered at least two days prior to the meeting.

Article III, Section 10 was amended to provide that a director resignation that specifies a later effective date or that is conditioned upon the subsequent happening of an event or events or upon failing to receive a specified vote for election as a director may provide that the resignation is irrevocable. The Bylaws did not previously include this provision.

Article III, Section 13 was amended to provide that the Board may eliminate any committee from time to time.

Numerous provisions in Article IV—Officers were deleted, which previously set forth each officer and their specific duties.

Article V—Contracts, Loans, Checks and Deposits was deleted from the Bylaws.

Article V now provides that share of the Company’s stock may be issued in certificated or uncertificated form. The Bylaws did not previously include this provision.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 hereto, and are incorporated into this report by reference thereto.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description

3.1	Seacoast Banking Corporation of Florida Amended and Restated Bylaws, adopted as of October 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: October 26, 2020